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                                                                  Exhibit 99.1

NEWS            RE:  M-WAVE, INC.
BULLETIN             215 Park Street
                     Bensenville, IL  60106
FROM
FRB                  TRADED:  NASDAQ - MWAV
--------------------------------------------------------------------------------

The Financial Relations Board, Inc.

FOR FURTHER INFORMATION:


AT THE COMPANY:                  AT FRB CHICAGO:
Paul Schmitt                     Tad Gage         Bill Schmidle
Chief Financial Officer          General Info     Analyst Contact
(630) 860-3560                   (312) 640-6745   (312) 640-6753


FOR IMMEDIATE RELEASE
FEBRUARY 21, 1997


             M-WAVE LAYS OFF 20 EMPLOYEES AT BENSENVILLE FACILITY
             ----------------------------------------------------

BENSENVILLE, ILL., FEBRUARY 21, 1997 -- M-Wave, Inc. (Nasdaq:MWAV), a manufacturer of microwave printed circuit boards used in wireless communications, announced that it has laid off 20 employees at its Bensenville Poly Circuits facility, and eliminated the second shift to more efficiently utilize its operations.

        Michael Bayles president and chief operating officer, explained: "This layoff allows us to better focus on the basics within our operation. We will move to a one shift operation while maintaining current production levels."

        Headquartered in the Chicago suburb of Bensenville, Ill., M-Wave is a manufacturer of microwave printed circuit boards worldwide through its wholly owned subsidiaries, Poly Circuits and P C Dynamics. M-Wave's products are used in a variety of industrial and military applications. The company trades on the Nasdaq National Market under the symbol "MWAV."

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